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EXHIBIT 10.11

August 13, 2001

Massoud Safavi
8712 Old Dominion Drive
McLeon, VA 22102

Dear Massoud:

        This letter is intended to serve as formal notification that your Employment Agreement dated September 10, 1999 will not be renewed, per your discussion on August 9, 2001, with Michael Jalbert, Chairman/CEO. Please consider this letter formal written notice of the Company's intent not to renew, as provided in Section 1 of your Employment Agreement.

        Effective October 16, 2001, you will become the Senior Vice President/Chief Financial Officer for Transcrypt, continuing your status as an officer of Transcrypt, as an employee at will. Following is an outline of the Company's offer to continue your employment after your Employment Agreement expires on October 15, 2001,

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  You will continue in the position of Senior Vice President/CFO (and officer) in an at-will basis without a written employment agreement.

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  In that capacity, you will be covered by all benefits applicable to your position under then existing company policies. One exception is additional severance pay. In addition to the severance benefits available to you under the Transcrypt severance Benefit Plan, should you be eligible for benefits under the Plan as determined by the Plan Administrator, the company will pay to you an additional amount of severance pay so that the total amount of severance pay payable to you equals 52 weeks of your Current Base Salary, notwithstanding the maximum benefits specified in the Plan. Any such additional payment will be made outside of the administration of the Plan, and this agreement does not constitute an amendment to or modification of the Plan. The schedule for these payments will be made in accordance with the severance benefit plan.

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  You will continue to report to the Chairman/Chief Executive Officer.

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  Your annual salary will remain at $200,000.

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  Your monthly car allowance of $550 (grossed up) will continue.

        Massoud, we look forward to your continued contributions in this new role.

Sincerely,

/s/ NANCY MORRISON Nancy Morrison Vice President, Human Resources

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  EXHIBIT 10.11